EXHIBIT  23.2


Gary  C.  Wykidal,  Attorney
Gary  C.  Wykidal  &  Associates
245  Fischer  Ave.,  Ste.  A-1
Costa  Mesa,  California  92626

February  5,  2001

Board  of  Directors
Material  Technologies,  Inc.
11661  San  Vicente  Blvd.,  Ste.  707
Los  Angeles,  California  90049

     Re:    Material  Technologies,  Inc.
            Registration  Statement  on  Form  SB-2

Gentlemen:

We have been retained by Material Technologies, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form SB-2 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be sold by the Selling Shareholders on the terms set forth in the Registration Statement have been validly issued, fully paid, and nonassessable.

     In connection with this request, we have examined the following:

     1.     Articles  of  Incorporation  of  the  Company;
     2.     Bylaws  of  the  Company;
     3.     Unanimous consent resolutions of the Company's board of directors;
     4.     The  Registration  Statement.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be sold pursuant to the Registration Statement will be validly authorized and issued, fully paid, and nonassessable under corporate laws of the state of Delaware.

This opinion is limited in scope to the shares being sold pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

Further, we consent to our name, Gary C. Wykidal & Associates, being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,


Gary  C.  Wykidal


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